                                                                   Exhibit 4.9.1

                               FIRST AMENDMENT TO
                           INVESTOR RIGHTS AGREEMENT


          THIS FIRST AMENDMENT TO INVESTOR RIGHTS AGREEMENT (this "Amendment") is entered into as of April 20, 2000 (the "Effective Date"), by and among NETtel COMMUNICATIONS, INC., a Delaware corporation (the "Company"), GOLD & APPEL TRANSFER, S.A., WILLIAMS COMMUNICATIONS, INC., NORTEL NETWORKS, INC. AND ALLIED CAPITAL CORPORATION (each a "Series B Purchaser" and collectively, the "Series B Purchasers") and certain persons and entities listed on the signature page to the Series C Purchase Agreement (as defined below) (each a "Series C Purchaser" and collectively, the "Series C Purchasers" and together with the Series B Purchasers, the "Purchasers" and each, a "Purchaser").

          WHEREAS, the Company entered into that certain Securities Purchase Agreement by and among the Company and certain of the Series B Purchasers dated as of July 23, 1999 and amended on August 2, 1999 (the "Series B Purchase Agreement") pursuant to which the Company issued to certain of the Series B Purchasers certain shares of the Company's Series B Convertible Preferred Stock, par value $.0001 per share (the "Series B Preferred Stock");

          WHEREAS, the Company entered into that certain Investor Rights Agreement by and among the Company and the Series B Purchasers dated as of July 23, 1999 and amended on August 2, 1999 (the "Investor Rights Agreement"), which provided for certain rights and responsibilities as set forth therein;

          WHEREAS, the Company has issued shares of the Company's Series C Convertible Preferred Stock, par value $.0001 per share (the "Series C Preferred Stock" and together with the Series B Preferred Stock, the "Preferred Stock") to the Series C Purchasers pursuant to that certain Securities Purchase Agreement dated as of the Effective Date by and among the Company and the Series C Purchasers (the "Series C Purchase Agreement");

          WHEREAS, the parties desire to amend the Investor Rights Agreement to include the Series C Preferred Stock and the Series C Purchasers in the definition of "Purchasers" as set forth in the introduction herein and to provide for certain rights and responsibilities as set forth in the Investor Rights Agreement;

          WHEREAS, Section 6.2 of the Investor Rights Agreement provides for amendments in a writing signed by the Company and sixty-six and two-thirds percent of the Series B Purchasers; and

          WHEREAS, capitalized terms used herein without definition shall have the meanings given to such terms in the Investor Rights Agreement.

          NOW, THEREFORE, for and in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1. All references to "Series B Preferred Stock" in the Investor Rights Agreement are deleted in their entirety and are hereby replaced with the term "Preferred Stock," as such term is defined in this Amendment; provided,
                                                                       --------
    however, that the foregoing shall not apply to Section 2.4 of the Investor
    -------
    Rights Agreement, which shall retain its reference to "Series B Preferred Stock" and shall retain its original intent; provided further, that the
                                                 -------- -------
    foregoing shall not apply to the definition of "Series B Preferred Stock" set forth in Section 5 of the Investor Rights Agreement.

2. The first sentence of Section 2.4 is hereby deleted in its entirety and is replaced with the following:

          "The following Purchasers may designate one person to serve as an observer (an "Observer"): (i) any Purchaser holding at least 2,000 shares of Series B Preferred Stock, and so long as such Purchaser continues to beneficially own at least (a) 2,000 shares of Series B Preferred Stock or (b) 2,000,000 shares of Common Stock issued on conversion of Series B Preferred Stock, and (ii) Allied Capital Corporation ("Allied"), until the later of the expiration of (A) the period during which the aggregate of the following totals at least $10,000,000: (a) the balance outstanding under Term Loan B Facility pursuant to that certain Credit Agreement by and among NET-tel Corporation, a wholly-owned subsidiary of the Company (the "Operating Subsidiary"), Nortel Networks Inc. and the lenders named therein, dated as of July 28, 1999, as amended from time to time, owed by the Operating Subsidiary to Allied; (b) the stated value of the shares of Series B Preferred Stock held by Allied; and (c) the stated value of the shares of Series C Preferred Stock held by Allied or (B) the Lock-up Period. As used herein "Lock-up Period" shall mean that specified period of time following an initial public offering by the Company pursuant to which certain stockholders of the Company are prohibited by the managing underwriter of such initial public offering from transferring or disposing of certain capital stock of the Company.

3. Section 6.7(a) is hereby deleted in its entirety and is replaced with the following:

    "(a) If to the Purchasers, to the addresses and numbers set forth next to the name of each Purchaser on Schedule 1 hereto."
                                   ----------

4.  The Investor Rights Agreement is hereby amended to include the Schedule 1
                                                                   ----------
    attached hereto.

5. Except as otherwise provided in this Amendment, the Investor Rights Agreement remains unchanged and in full force and effect, and references to the "Agreement" contained in the Investor Rights Agreement shall for all purposes be deemed to refer to the Investor Agreement as amended by this Amendment.

6. The Investor Rights Agreement, as amended hereby, constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, among the parties hereto except as herein and therein contained.

7. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and a facsimile signature shall be deemed and original.


             [The remainder of this page intentionally left blank.]

          IN WITNESS WHEREOF, the undersigned have duly executed this Amendment to Investor Rights Agreement, or have caused this First Amendment to Investor Rights Agreement to be duly executed on their behalf, as of the day and year first hereinabove set forth.


                                    COMPANY:

                                    NETTEL COMMUNICATIONS, INC.


                                    By:  /s/ James F. Kenefick
                                        ------------------------
                                    Name: James Kenefick
                                         -----------------------
                                    Title: CEO
                                          ----------------------

                                    PURCHASERS:

                                    ALLIED CAPITAL CORPORATION

                                    By: /s/ Scott S. Binder
                                        ------------------------
                                    Name: Scott S. Binder
                                         -----------------------
                                    Title: Principal
                                          ----------------------


                                    FOUNDATION FOR THE INTERNATIONAL NON-
                                    GOVERNMENTAL DEVELOPMENT OF SPACE

                                    By: /s/ Walt Anderson
                                       -------------------------
                                    Name: Walt Anderson
                                         -----------------------
                                    Title: President
                                           ---------------------

                                    GOLD & APPEL TRANSFER, S.A.

                                    By: /s/ Walt Anderson
                                        ------------------------
                                    Name: Walt Anderson
                                         -----------------------
                                    Title: Attorney-in-fact
                                           ---------------------

                                    NORTEL NETWORKS INC.

                                    By: /s/ Mitchell L. Stone
                                        ------------------------
                                    Name: Mitchell L. Stone
                                          ----------------------
                                    Title: Director
                                           ---------------------

                                    WILLIAMS COMMUNICATIONS, INC.

                                    By: Gordon C. Martin, Jr.
                                        ---------------------------
                                    Name: Gordon C. Martin
                                          -------------------------
                                    Title: SVP, Global Network Svcs
                                           ------------------------

          The undersigned agrees to be bound by the changes to Section 1.3 of the Investor Rights Agreement as provided in this Amendment.

                                    James F. Kenefick
                                    ------------------------------
                                    James F. Kenefick

                                   Schedule 1
                                   ----------


-------------------------------------------------------------------------------
Name                                    Address
-------------------------------------------------------------------------------
Allied Capital Corporation              1919 Pennsylvania Avenue, N.W. (Third
                                        Floor)
                                        Washington, D.C. 20006
-------------------------------------------------------------------------------
Foundation for the International        C/o: Walter Anderson
Non-Governmental Development of         1023 I Street, NW
Space                                   Washington, DC 20007
-------------------------------------------------------------------------------
Gold & Appel Transfer, S.A.             Omar Hodge Building
                                        Wickhams Cay
                                        Road Town, Tortula
                                        British Virgin Islands
-------------------------------------------------------------------------------
Nortel Networks Inc.                    GSM 991 15 A40
                                        2221 Lakeside Boulevard
                                        Richardson, TX 75082
-------------------------------------------------------------------------------
Williams Communications, Inc.           One Williams Center
                                        Suite 4100
                                        Tulsa, OK 74172
-------------------------------------------------------------------------------